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                                                                Exhibit 10.14

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("ASSIGNMENT") is entered into effective as of the 8th day of February, 2002, but and between Pegasus Solutions, Inc., a Delaware corporation ("ASSIGNOR") and Hotel Distribution System, LLC, a Delaware limited liability company ("ASSIGNEE").

          WHEREAS, Assignor and Orbitz, LLC, a Delware limited liability company ("ORBITZ"), have entered into that certain Agreement, dated as of January 7, 2002 (the "ORBITZ AGREEMENT"); and

          WHEREAS, Assignor has entered into Preferred Distribution Agreements, each dated as of January 7, 2002, with each of Hilton Hotels Corporation, Hyatt Corporation, Marriott International, Inc., Six Continents Hotels, Inc. Starwood Hotels and Resorts Worldwide, Inc., and Utell International (each, a "PREFERRED DISTRIBUTION AGREEMENTS"); and

          WHEREAS, subject to certain other conditions, including notice to Orbitz, which notice was given to Orbitz by the Assignor on the date hereof,
Section 16.4(b) of the Orbitz Agreement permits the assignment of the Orbitz Agreement from Assignor to any joint venture or similarly entity formed by at least three (3) of the following: Hilton Hotels Corporation, Hyatt Corporation, Marriott International, Inc., Six Continents Hotels, Inc. and Starwood Hotels and Resorts Worldwide, Inc. (together, the "PARTICIPANTS"); and

          WHEREAS, subject to certain other conditions, Section 15.4(b) of each Preferred Distribution Agreement requires the assignment of such Preferred Distribution Agreement and the Orbitz Agreement from Assignor to any joint venture or similar entity formed by at least three (3) of the Participants; and

          WHEREAS, Hilton Electronic Distribution Systems, LLC, an Affiliate of Hilton Hotels Corporation, HT-HDS, Inc., an Affiliate of Hyatt Corporation, MI Distribution, LLC, an Affiliate of Marriott International, Inc., Six Continents Hotels, Inc. Starwood Reseventure Corp., an Affiliate of Starwood Hotels & resorts Worldwide, Inc., and Assignor have entered into that certain Limited Liability Company Operating Agreement of the Assignee, dated as of February 8, 2002.

          NOW, THEREFORE, in accordance with Section 16.4(b) of the Orbitz Agreement and Section 15.4(b) of each Preferred Distribution Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ASSIGNMENT

1. Assignor hereby does transfer and assign unto Assignee all of Assignor's rights, obligations, interests and liabilities under the Orbitz Agreement and each Preferred Distribution Agreement.

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2.   For and in consideration of the assignment hereunder, Assignee hereby assumes all of Assignor's rights, obligations, interests and liabilities under the Orbitz Agreement and each Preferred Distribution Agreement to the same extent as though it had originally been named as a party thereto and agrees to observe, perform and fulfill all the terms and conditions of the Orbitz Agreement and each Preferred Distribution Agreement to the same extent as if it had been originally named as a party thereto.

3. Assignee agrees to defend, indemnify and hold harmless Assignor and its affiliates, officers, directors, shareholders, employees, partners, agents and representatives from and against all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses arising out of, resulting from or related in any way whatsoever to the obligations under the Orbitz Agreement and each Preferred Distribution Agreement assumed by Assignee herein, other than those obligations arising prior to the date hereof resulting from Assignor's gross negligence or willful misconduct. Assignor agrees to defend, indemnify and hold harmless Assignee and its affiliates, officers, directors, shareholders, employees, partners, agents and representatives from and against all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses arising out of, resulting from or related in any way whatsoever to the obligations under the Orbitz Agreement and each Preferred Distribution Agreement assumed by Assignee herein resulting from Assignor's gross negligence or willful misconduct which arose or accrued prior to and relate to the period prior to the date hereof.

4. This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee, and their respective successors and assigns.

5. This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to conflicts of law principles.

6. This Assignment may be executed in one or more counterparts, each of which is an original and all of which constitute the Assignment.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment and Assumption Agreement effective as of the date first set forth above.

                                 ASSIGNOR:

                                 Pegasus Solutions, Inc.

                                       By:     /s/ Ric L. Floyd
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                                       Name:   Ric L. Floyd
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                                       Title:  EVP & General Counsel
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                                 ASSIGNEE:

                                 Hotel Distribution System, LLC

                                       By:      /s/ Joe Humphry
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                                       Name:
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                                       Title:
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